EXHIBIT 99.1

3D Systems Reports Q1 2013 Results

Delivers Record Quarterly Revenue and Gross Profit on Higher Printer Units

ROCK HILL, S.C., April 30, 2013 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today non-GAAP earnings of 21 cents per share for the first quarter of 2013 and GAAP earnings of 6 cents per share.

The company reported that its first quarter revenue grew 31% from the prior year to $102.1 million on a 61% increase in printers' and other products revenue and 22.1% overall organic growth. Gross profit increased 38% and gross profit margin expanded 250 basis points to 52.4%, contributing to non-GAAP net income improvement of 43% over the 2012 quarter to $18.9 million, and GAAP net income of $5.9 million.

"We are very pleased to report outstanding quarterly results on higher printers' sales," said Avi Reichental, 3D Systems' President and Chief Executive Officer. "We believe that the vibrancy of our diversified portfolio, productivity of our channels and effectiveness of our strategic growth initiatives will continue to fuel our progress and results."

3D printers and other products revenue increased $15.0 million to $39.7 million on 81% higher printer units and the addition of 3D authoring tools. Print materials revenue grew $4.1 million over 2012 to $28.7 million and services revenue rose $5.1 million over 2012 to $33.6 million.

During the first quarter of 2013, the company introduced significant new products including personal and professional 3D printers, powerful designer software packages and exciting consumer apps. The company increased its R&D expenditures by $1.6 million compared to last year in support of its expanded product portfolio and extended its sales channels and printer manufacturing capacity.

The company ended the first quarter with $110.5 million in cash, driven by $10.7 million of cash from operations.

"We continue to experience positive sales momentum that is shaped primarily by increased demand from advanced manufacturing activities. While we may face lingering economic uncertainties in parts of the world, we expect to continue to benefit from robust R&D and manufacturing spending by our customers worldwide," concluded Reichental.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its operating results for the first quarter 2013 on Tuesday, April 30, 2013 at 9:00 a.m., Eastern Time.

  To access this webcast, log onto 3D Systems' web site at investor.3dsystems.com. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.

  To access this conference call, dial 1-866-318-8616 from in the U.S. or 1-617-399-5135 from outside the U.S. and enter participant code 19084856.

  The webcast will be also be available for replay beginning approximately two hours after completion of the call at: investor.3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides affordable CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems' products and services are used to rapidly design, communicate, prototype or produce real functional, parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com.

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Operations and Comprehensive Income
Quarter Ended March 31, 2013 and 2012

	Quarter Ended March 31,
(in thousands, except per share amounts)	2013	2012
Revenue:
Products	$68,452	$49,397
Services	33,627	28,523
Total revenue	102,079	77,920
Cost of sales:
Products	29,745	23,047
Services	18,857	16,020
Total cost of sales	48,602	39,067
Gross profit	53,477	38,853
Operating expenses:
Selling, general and administrative	29,454	23,950
Research and development	6,504	4,933
Total operating expenses	35,958	28,883
Income from operations	17,519	9,970
Interest and other expense, net	10,067	2,682
Income before income taxes	7,452	7,288
Provision for income taxes	1,569	1,100
Net income	$5,883	$6,188
Other comprehensive income
Unrealized gain (loss) on pension obligation	$29	$(6)
Foreign currency translation gain (loss)	(3,261)	1,190
Comprehensive income	$2,651	$7,372

Net income per share — basic	$0.06	$0.08
Net income per share — diluted	$0.06	$0.08

3D Systems Corporation
Unaudited Consolidated Balance Sheets
March 31, 2013 and December 31, 2012

	March 31,	December 31,
(in thousands, except par value)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$110,543	$155,859
Accounts receivable, net of allowance for doubtful accounts of $5,035 (2013) and $4,317 (2012)	89,558	79,869
Inventories, net	44,018	41,820
Prepaid expenses and other current assets	5,074	4,010
Current deferred income taxes	6,748	5,867
Restricted cash	13	13
Total current assets	255,954	287,438
Property and equipment, net	35,994	34,353
Intangible assets, net	121,492	108,377
Goodwill	277,690	240,314
Long term deferred income taxes	149	107
Other assets, net	6,375	6,853
Total assets	$697,654	$677,442

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$178	$174
Accounts payable	29,779	32,095
Accrued and other liabilities	29,257	24,789
Customer deposits	4,043	2,786
Deferred revenue	18,540	15,309
Total current liabilities	81,797	75,153
Long term portion of capitalized lease obligations	7,395	7,443
Convertible senior notes, net	43,090	80,531
Deferred income tax liability	22,590	23,142
Other liabilities	10,133	10,840
Total liabilities	165,005	197,109
Commitments and Contingencies
Stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	—	—
Common stock, $0.001 par value, authorized 120,000 shares; issued 93,218 (2013) and 89,783 (2012)	93	60
Additional paid-in capital	509,904	460,237
Treasury stock, at cost: 539 (2013) and 533 shares (2012)	(244)	(240)
Accumulated earnings	22,262	16,410
Accumulated other comprehensive income	634	3,866
Total stockholders' equity	532,649	480,333
Total liabilities and stockholders' equity	$697,654	$677,442

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2013 and 2012

	Three Months Ended March 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$5,883	$6,188
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (benefit of) deferred income taxes	(3,543)	628
Depreciation and amortization	5,992	5,391
Non-cash interest on convertible notes	467	960
Provision for bad debts	601	331
Stock-based compensation	2,221	1,176
Loss on the disposition of property and equipment	63	9
Loss on conversion of convertible debt	5,715	—
Changes in operating accounts:
Accounts receivable	(8,785)	(1,255)
Inventories	(3,320)	(4,097)
Prepaid expenses and other current assets	(440)	239
Accounts payable	(755)	2,305
Accrued liabilities	5,418	4,309
Customer deposits	1,284	(330)
Deferred revenue	1,798	397
Other operating assets and liabilities	(1,853)	(424)
Net cash provided by operating activities	10,746	15,827
Cash flows from investing activities:
Purchases of property and equipment	(2,295)	(755)
Additions to license and patent costs	(177)	(231)
Proceeds from disposition of property and equipment	4	—
Cash paid for acquisitions, net of cash assumed	(52,949)	(134,918)
Net cash used in investing activities	(55,417)	(135,904)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	—
Proceeds from exercise of stock options and restricted stock, net	302	782
Cash disbursed in lieu of fractional shares related to stock split	(177)	—
Repayment of capital lease obligations	(38)	(36)
Restricted cash	—	—
Net cash provided by financing activities	87	746
Effect of exchange rate changes on cash	(732)	238
Net decrease in cash and cash equivalents	(45,316)	(119,093)
Cash and cash equivalents at the beginning of the period	155,859	179,120
Cash and cash equivalents at the end of the period	$110,543	$60,027

3D Systems Corporation
Schedule 1
Earnings Per Share

	Quarter Ended March 31,
(in thousands, except per share amounts)	2013	2012
Numerator:
Net income – numerator for basic net earnings per share	$5,883	$6,188
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)(1)	—	—
Stock options and other equity compensation	—	—
Numerator for diluted earnings per share	$5,883	$6,188

Denominator:
Weighted average shares – denominator for basic net earnings per share	91,822	76,317
Add: Effect of dilutive securities
Stock options and other equity compensation	—	1,272
5.50% convertible notes (after-tax)(1)	—	—
Denominator for diluted earnings per share	91,822	77,589

Earnings per share
Basic	$0.06	$0.08
Diluted	$0.06	$0.08

Interest expense excluded from diluted earnings per share calculation (1)	$977	—
5.50% Convertible notes shares excluded from diluted earnings per share calculation (1)	3,379	—

(1) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter Ended March 31, 2013 and 2012

	Quarter Ended March 31,
	2013				2012
(Dollars in thousands, except per share)	GAAP	Non-GAAP Adjustment		Non-GAAP	GAAP	Non-GAAP Adjustment		Non-GAAP
Revenue	$102,079	$—		$102,079	$77,920	$—		$77,920
Cost of sales	48,602	(59)	(a)	48,543	39,067	(47)	(a)	39,020
Gross Profit	53,477	59		53,536	38,853	47		38,900
Operating expenses	35,958	(8,172)	(b)	27,786	28,883	(6,934)	(e)	21,949
Income from operations	17,519	8,231		25,750	9,970	6,981		16,951
Interest and other expense, net	10,067	(8,183)	(c)	1,884	2,682	(960)	(f)	1,722
Income before taxes	7,452	16,414		23,866	7,288	7,941		15,229
Provision for income taxes	1,569	3,447	(d)	5,016	1,100	950	(d)	2,050
Net income	$5,883	$12,967		$18,850	$6,188	$6,991		$13,179

Basic earnings per share	$0.06			$0.21	$0.08			$0.17
Diluted earnings per share	$0.06			$0.21	$0.08			$0.17

(a) Represents intangibles amortization expense related to acquisitions.
(b) Represents $2.2 million of non-cash stock based compensation expense, $2.2 million of expenses related to acquisitions and $3.8 million of intangibles amortization expense related to acquisitions.
(c) Represents $0.5 million of non-cash interest expense related to convertible notes, a $5.7 million loss on conversions of convertible notes and a loss on litigation settlement.
(d) Represents the tax impact related to non-GAAP adjustments.
(e) Represents $1.2 million of non-cash stock based compensation expense, $2.4 million of acquisition expenses, and $3.4 million of intangibles amortization expense related to acquisitions.
(f) Represents $1.0 million of non-cash interest expense related to convertible notes
CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com